EX-31 Rule 13a-14(d)/15d-14(d) Certification.


  I, Gerald Pietroforte, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Lehman Mortgage Trust 2008-4 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association, as successor by merger to LaSalle
    Bank National Association, as Custodian for Lehman Mortgage Trust, Series 2006-9, Countrywide Home Loans Servicing LP as Servicer for Lehman Mortgage Trust, Series 2006-9, Deutsche Bank National Trust Company as Custodian for Lehman Mortgage Trust, Series 2006-9, IndyMac Federal Bank, FSB f/k/a IndyMac Bank, F.S.B. as Servicer for Lehman Mortgage Trust, Series 2006-9, Newport Management Corporation as Sub-Contractor for Aurora Loan Services LLC, Newport Management Corporation as Sub-Contractor for IndyMac Federal Bank, F.S.B. f/k/a IndyMac Bank, F.S.B., U.S. Bank National Association as Custodian for Lehman Mortgage Trust, Series 2006-9, Wells Fargo Bank, N.A. as Trustee,
     Wells Fargo Bank, N.A. as Trustee for Lehman Mortgage Trust, Series 2006-9, Wells Fargo Bank, N.A. as Paying Agent, Wells Fargo Bank, N.A. as Paying Agent for Lehman Mortgage Trust, Series 2006-9 and Westlake Settlement Services, LLC as Sub-Contractor for Aurora Loan Services LLC.

    Dated:   April 9, 2009


    By: /s/ Gerald Pietroforte
    Name: Gerald Pietroforte
    Title: Vice President
    (senior officer in charge of securitization of the depositor)